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                                                                      EXHIBIT 99


          Interliant Announces Progress of Restructuring Negotiations
                       with Holders of Convertible Notes

                   Company Defaults on August Coupon Payment
              But Expects to Achieve Restructuring by October 31


PURCHASE, NY, SEPTEMBER 18, 2001 -- Interliant, Inc. (Nasdaq:INIT), a leading global application service provider (ASP), today announced progress in its negotiations with note holders to restructure the debt from a February 2000 7% Convertible Notes issue, which has an aggregate face amount of $164.8 million (the "Notes"). After discussions with a small number of note holders representing more than 75 percent of the outstanding principal value of the Notes, Interliant believes it can achieve a restructuring of substantially all of its debt represented by the Notes on or about October 31, 2001.

Interliant also announced today that it is in default of the terms of the Notes and related Indenture due to the fact it did not make the interest payment due under the Notes within the grace period that ended September 15, 2001. However, the note holders with whom
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Interliant has been negotiating have agreed not to take any action with respect to such default until at least October 31.While there is no assurance that the balance of the note holders or the Trustee of the Indenture similarly will take no action regarding such default, Interliant believes they will not, given the discussions to date with the note holders and the Trustee.

While the negotiations with the bondholders are ongoing, the company anticipates no impact on its ability to continue with its operations and execute its business plan while serving its more than 60,000 customers.

"We believe we have made significant progress towards completing this restructuring," said Bruce Graham, Interliant's president and CEO. "We anticipate we will be stronger financially and far better positioned for continued growth, with considerably reduced debt, thereby enabling us to carry out our business plan."

About Interliant
----------------
Interliant, Inc. (Nasdaq:INIT) is a leading global application service provider
(ASP) and pioneer in the ASP market. Interliant's INIT Solutions Suite includes managed messaging, managed hosting, security, Web hosting (Branded Solutions/OEM and retail), and professional services. Interliant, headquartered in Purchase, NY, has forged strategic alliances with the world's leading software, networking and hardware manufacturers including Microsoft (Nasdaq:MSFT), Dell Computer Corporation (Nasdaq:DELL), Oracle Corporation (Nasdaq:ORCL), Verisign/Network Solutions (Nasdaq:VRSN), IBM (NYSE:IBM), Sun Microsystems Inc. (Nasdaq:SUNW), and Lotus Development Corp. For more information about Interliant, visit http://www.interliant.com.
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Interliant and INIT Solutions Suite are trademarks of Interliant, Inc., in the
United States, other countries, or both. Other company, product, and service names may be trademarks or service marks of others.

     This press release contains forward-looking statements that can be identified by the use of words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "will," "plan," "forecast" and similar words and expressions. Such forward-looking statements involve risks and uncertainties that may cause actual results, performance, achievements and the timing of certain events to differ significantly from the results discussed or implied in the forward-looking statements. Therefore, no forward-looking statement can be guaranteed. Important factors to consider in evaluating such forward-looking statements include uncertainty that demand for Interliant's services will increase and other competitive market factors, the ability of consummating a restructuring with holders of our 7% convertible notes on terms acceptable to Interliant, changes in Interliant's business strategy or an inability to execute Interliant's strategy due to unanticipated changes in its business, its industry or the economy in general, unforeseen difficulties in integrating acquisitions and other factors set forth more fully in Interliant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and other filings with the Securities and Exchange Commission. It is not possible to foresee or identify all factors affecting Interliant's forward-looking statements and investors therefore should not consider any list of factors affecting Interliant's forward-looking statements to be an exhaustive statement of risks, uncertainties or potentially inaccurate assumptions. Interliant does not have a policy of updating